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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated October 6, 1997, accompanying the financial statements of GBC Bancorp, Inc., as of and for the period ending August 31, 1997, contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

                                             /s/ MAULDIN & JENKINS, LLC




Atlanta, Georgia
October 6, 1997